                                                                   EXHIBIT 10.20


                                    AGREEMENT


         This Agreement ("Agreement") is dated as of April 19, 2001, by and between HTE, INC., a Florida corporation ("HTE"), and CONSTELLATION SOFTWARE, INC., a Canadian corporation ("Constellation").

                                    RECITIALS

         WHEREAS, HTE and Constellation are parties to a certain agreement dated November 16, 2000, a copy of which is attached as Exhibit "A" hereto (the "First Agreement"); and

         WHEREAS, Constellation owns 859,800 shares of HTE's common stock which are held subject to the First Agreement ("Constellation's Initial HTE Stock"); and

         WHEREAS, subject to a certain letter agreement between HTE and Constellation dated February 25, 2001, a copy of which is attached as Exhibit "B" hereto (the "Letter Agreement"), Constellation acquired 100,000 additional shares of HTE's common stock in February 2001 ("Constellation's First Additional HTE Stock"), increasing its ownership to 959,800 shares as of the date hereof; and

         WHEREAS, Constellation wishes to acquired up to an additional 400,000 shares of HTE's common stock during the period beginning with the third NASDAQ trading day following HTE's public release of its earnings for the quarter ending March 31, 2001, and ending May 25, 2001, and HTE wishes to authorize such purchases by Constellation of its common stock during such period (the "Authorized Purchase Period").

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, HTE and Constellation agree as follows:

         1. AUTHORIZATION TO PURCHASE ADDITIONAL HTE COMMON STOCK. Constellation is hereby authorized to purchase up to an additional four hundred thousand (400,000) shares of HTE's common stock during the Authorized Purchase Period ("Constellation's Second Additional HTE Stock").

         2. VOTING OF CERTAIN HTE STOCK. As long as Constellation controls or holds a beneficial interest in Constellation's First Additional HTE Stock and Constellation's Second Additional HTE Stock, Constellation shall effect such action as may be necessary to ensure that all such shares are: (i) voted in favor of all of the nominees to, and proposals of, the board of directors as approved by the HTE Board of Directors; (ii) voted against any shareholder proposal not approved or recommended by the HTE Board of Directors; and (iii) voted and deemed to be present in person or by proxy at all meetings of the shareholders of HTE so that all shares may be counted for purposes of determining the presence of a quorum at such meeting.

         3. FURTHER RESTRICTIONS ON CONSTELLATION'S SALE OR DISPOSITION OF HTE COMMON STOCK. With respect to the sale or other disposition of Constellation's Initial HTE Stock, Constellation's First Additional HTE Stock and Constellation's Second Additional HTE Stock (collectively "Constellation's Total HTE Stock"), the following additional restrictions shall apply: (i) no more than ten percent (10%) of Constellation's Total HTE Stock may be sold or disposed of in open market transactions during any calendar month; (ii) without the prior written consent of HTE, no more than two percent (2%) of the shares representing the aggregate voting power of HTE's then outstanding voting capital stock may be knowingly sold or otherwise transferred (directly or indirectly) to a single entity or person, including affiliates thereof (as defined in paragraph 7 of the First Agreement after substituting the name of such single entity or person for the names Leonard, Directors and Constellation therein), provided Constellation notifies, in writing, any broker, dealer or agent (the "Agent") representing it or handling such transaction(s) of this condition of sale hereunder; (iii) more than ten percent (10%) of Constellation's Total HTE Stock may be sold or disposed of during any calendar month, provided such sale or disposition occurs in a private transaction(s) which does not print or is not otherwise reported through NASDAQ, any other exchange or public markets stock quotation or reporting service (an "Exchange"); or (iv) notwithstanding the foregoing to the contrary, any amount of Constellation's Total HTE Stock may be sold or otherwise transferred from time to time, provided that: (y) all of such transaction(s) pursuant to this clause shall be entirely completed or crossed off or away from an Exchange in a private or negotiated trade, even though such transaction(s) may be reported after-the-fact through an Exchange, and (x) no more than four and nine tenths percent (4.9%) of the shares representing the aggregate voting power of HTE's then outstanding voting capital stock may be knowingly sold or otherwise transferred (directly or indirectly) cumulatively to a single entity or person, including affiliates thereof (as defined in paragraph 7 of the First Agreement after substituting the name of such single entity or person for the names Leonard, Directors and Constellation therein), provided Constellation notifies, in writing, the Agent representing it or handling such transaction(s) of this condition of sale hereunder. Without the prior written consent of HTE, Constellation shall not sell or transfer any of Constellation's Total HTE Stock to its affiliate(s) (as defined in paragraph 7 of the First Agreement).

         4. TERM. This Agreement shall continue in effect until the later of: (i) such date when all obligations of the parties hereto to the other have been fully satisfied; (ii) the day after the date Constellation, including affiliates thereof (as defined in paragraph 7 of the First Agreement), no longer owns or holds a beneficial interest in any HTE common stock; or (iii) the day after the date of the HTE annual shareholders' meeting held in the year 2002.

         5. NOTICES. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

                  If to HTE, to:

                  HTE, Inc.
                  Attention:  Joseph M. Loughry, III, President
                  1000 Business Center Drive
                  Lake Mary, Florida 32746


                  with a copy to:

                  L. A. Gornto, Jr., EVP and General Counsel
                  HTE, Inc.
                  149 S. Ridgewood Avenue, Suite 300
                  Daytona Beach, Florida 32114

                  If to Constellation, to:

                  Constellation Software, Inc.
                  Attention:  Mark H. Leonard, President
                  20 Adelaide St. E., Suite 1200
                  Toronto, Ontario
                  M5C 2T6

         Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, three (3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

         6. EQUITABLE REMEDIES. Each of the parties hereto acknowledges and agrees that upon any breach by Constellation's obligations hereunder, HTE will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief without the need to post a bond greater than $10,000.

         7. SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

         8. WAIVERS. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

         9. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the heirs and successors of each of the parties hereto.

         11. GOVERNING LAW. This Agreement and the obligations of the parties hereunder shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the internal laws of the State of Florida without reference to principles of conflicts of law. Venue of any legal proceeding shall be Seminole County, Florida, for any action commenced in a state court and the Federal Judicial District in which Seminole County, Florida, is located for any action commenced in a Federal District Court, and the parties agree to be subject to the jurisdiction of such courts.

         12. ATTORNEYS' FEES; COSTS. In any action to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys' fees, court costs and other expenses incurred in connection therewith, including such fees and costs in the trial court and on any appeal.

         13. ASSIGNMENT. Neither this Agreement nor any right, privilege, obligation or duty hereunder is assignable or may be delegated without the written consent of the other party.

         14. ENTIRE AGREEMENT. This Agreement, the Letter Agreement and the First Agreement contain the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                               HTE:

                               HTE, INC.


                               By:  /s/ L. A. Gornto, Jr.
                                    -------------------------------------------
                                    L. A. Gornto, Jr., Executive Vice President


                               CONSTELLATION:

                               Constellation Software, Inc.


                               By: /s/ Mark H. Leonard
                                   ---------------------------------------------
                                   Mark H. Leonard, President